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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Registration No. 333-29225) of our report dated February 19, 1999, relating to the consolidated financial statements, which appears in the 1998 Annual Report to the Shareholders of Hercules Incorporated, which is incorporated in the Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 19, 1999 relating to the financial statement schedule which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 23, 1999